UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2010
Date of Report (Date of earliest event reported)

ZORO MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52550 (Commission File Number)	Not applicable (IRS Employer Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona (Address of principal executive offices)	85719 (Zip Code)

(520) 299-0390
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 31, 2010, Zoro Mining Corp. (the "Company") received and accepted the resignation of Jas Butalia as a director and Chief Financial Officer of the Company. Further, on January 1, 2011 the Company accepted the consent to act of Frank Garcia as the Chief Financial Officer of the Company.

As a result, the Company's current executive officers and directors are as follows:

Name	Position
Andrew Brodkey	President/Chief Executive Officer and a Director
Frank Garcia	Chief Financial Officer
David Hackman	Vice President of Exploration and a Director
Harold Gardner	Chief Operating Officer/Vice President of Business Development and a Director
Jodi Henderson	Secretary/Treasurer
Paul Brock	Director
Federico Diaz	Director
Rene Ramirez	Director

About Mr. Garcia

Mr. Garcia has over 20 years of experience in senior financial management with international companies and currently provides accounting services to several mining exploration companies. Prior to joining the Company, Mr. Garcia served as VP of Administration for the US division of CEMEX - a Mexico-based global leader in construction materials and aggregates mining. He has also served as Director of Finance for a division of Misys plc, a British software firm and a world leader in banking and healthcare computing. Mr. Garcia holds a BSBA in Business Administration from the University of Arizona.

SECTION 8 - OTHER EVENTS

Item 8.01       Other Events

On January 5, 2011, the Company issued a news release regarding the resignation of Jas Butalia as a director and Chief Financial Officer of the Company and the appointment of Frank Garcia as the Chief Financial Officer of the Company.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Business Acquired.

Not applicable.

(b)     Pro Forma Financial Information.

Not applicable.

(c)     Shell Company Transaction.

Not applicable.

(d)     Exhibits.

Exhibit         Exhibit Description

99.1              Press Release dated January 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ZORO MINING CORP.
Date: January 5, 2011	By: /s/ Andrew Brodkey Name: Andrew Brodkey Title: President, Chief Executive Officer and a director

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